Exhibit 99.1

For more information, contact:

Tom Miller	Michael Attar
Chief Financial Officer	Director Investor Relations
(818) 444-2325	(818)444-2330
tmiller@ixiacom.com	mattar@ixiacom.com
Ixia Announces 2007 Third Quarter Results
CALABASAS, CA— October 25, 2007— Ixia (Nasdaq: XXIA) today reported its financial results for the third quarter ended September 30, 2007.
Total revenues for the third quarter of 2007 were $44.0 million, which represents a sequential increase of 2% over the second quarter of 2007 and compares to $55.2 million in the third quarter of 2006. Third quarter 2007 revenues do not include any amounts from the reversal of deferred revenue related to the cessation of implied post contract customer support (“PCS”) obligations. Third quarter 2006 revenues include approximately $15.5 million from the reversal of deferred revenue related to the cessation of implied PCS obligations. GAAP net income for the third quarter of 2007 was $1.9 million, or $0.03 per diluted share, compared to net income of $8.1 million, or $0.12 per diluted share, for the third quarter of 2006.
Ixia’s 2007 third quarter GAAP results include non-cash charges of $3.8 million related to stock-based compensation, $1.7 million for the amortization of acquired intangible assets, and a net tax benefit of $1.6 million related to these items. Excluding the effects of these items, Ixia’s non-GAAP net income for the third quarter of 2007 was $5.8 million, or $0.08 per diluted share, compared to non-GAAP net income of $14.1 million, or $0.21 per diluted share, for the comparable period in 2006. Third quarter 2006 non-

GAAP results exclude non-cash charges of $4.9 million related to stock-based compensation, $1.7 million for the amortization of acquired intangible assets, and a net tax benefit of $612,000 related to these items.
“Our results in the third quarter were strong, as overall bookings were a record and non-Cisco bookings were a near record,” commented Errol Ginsberg, Chief Executive Officer of Ixia. “Our Cisco business was healthy, exceeding our expectations, with revenues increasing almost 20% sequentially. Our business continues to generate strong cash flow, and during the quarter we began to buy back shares under our previously announced stock repurchase program. We also significantly strengthened our executive management team with the addition of Atul Bhatnagar as our new President and Chief Operating Officer. Even in the brief time Atul has been with us, his knowledge, passion and commitment have made a substantial contribution to both this quarter’s results and to the organization in general.”
“The positive business trends we saw this quarter demonstrate that we are making progress in areas that are important for our future growth,” added Mr. Ginsberg. “We had record software revenues, led by IxLoad, our Layer 4 to 7 testing application, which is used to test advanced services like IPTV, while 10 Gigabit Ethernet sales remained strong. From a customer perspective, our government and carrier businesses increased substantially. Internationally, we saw strong demand in the Asia Pacific region, with business in China and India continuing to grow nicely, which is encouraging for Ixia’s outlook given the long-term importance of these countries to the networking industry.”
“I am enormously enthusiastic about the opportunities that we have in front of us,” commented Atul Bhatnagar, President and Chief Operating Officer of Ixia. “Having joined the organization about seven weeks ago, I have traveled extensively within the United States and internationally, meeting both with Ixia’s employees and with many of our global customers. I believe our customers value and greatly appreciate the quality and technological sophistication of Ixia’s products and Ixia’s commitment to its customers. Many of our customers are experiencing extraordinary challenges as IP technologies and the roll-out of advanced triple play networks revolutionize the communications world. These customers are very interested in partnering with Ixia to solve their communications infrastructure testing needs.”
Under the $50 million share repurchase program announced in mid-August, Ixia has through the end of the third quarter repurchased approximately 135,000 shares of its common stock at an average purchase price of $9.21 per share, or approximately $1.3 million. After taking the repurchases into account, as of the end of the third quarter ended September 30, 2007, Ixia had cash, cash equivalents and investments of $249 million and no debt.
Ixia will host a conference call today for analysts and investors to discuss its 2007 third quarter results at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web site for 90 days.
Non-GAAP Information
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash expenses such as the amortization or impairment of acquisition-related intangible assets and stock-based compensation, as well as the related income tax effects of such items. The amortization or impairment of acquisition-related intangible assets and stock-based compensation represent non-cash charges that may be difficult to estimate from period to period and that are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding certain non-cash charges, as well as the related income tax effects, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
We are a leading provider of performance test systems for IP-based infrastructure and services. Our test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments and enterprises to validate the performance and reliability of complex IP networks, devices and applications. Our triple-play test systems address the growing need to test voice, video, and data services and network capability under real-world conditions.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.
Ixia, the Ixia four petal logo and IxLoad are trademarks and/or registered trademarks of Ixia. Other trademarks are the property of their respective owners.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include those identified in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$178,155	$64,644
Short-term investments in marketable securities	23,998	152,703
Accounts receivable, net	30,296	36,221
Inventories	10,950	11,604
Deferred income taxes	5,965	6,382
Prepaid expenses and other current assets	2,648	4,182

Total current assets	252,012	275,736

Investments in marketable securities	46,668	4,354
Property and equipment, net	21,665	22,044
Deferred income taxes	11,555	9,486
Intangible assets, net	15,634	20,224
Goodwill	16,728	16,728
Other assets	932	487

Total assets	$365,194	$349,059

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,400	$2,195
Accrued expenses	18,037	15,873
Deferred revenues	17,441	17,346
Income taxes payable	301	5,154

Total current liabilities	37,179	40,568

Deferred revenues	7,234	7,202
Other liabilities	4,218	500

Total liabilities	48,631	48,270

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at September 30, 2007 and December 31, 2006; 68,271 and 67,351 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	136,248	132,413
Additional paid-in capital	95,677	86,305
Retained earnings	84,638	82,071

Total shareholders’ equity	316,563	300,789

Total liabilities and shareholders’ equity	$365,194	$349,059

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues:
Products	$37,247	$49,696	$108,826	$114,339
Services	6,787	5,532	18,910	18,426

Total revenues	44,034	55,228	127,736	132,765

Costs and operating expenses:(1)
Cost of revenues — products	8,523	7,694	24,757	21,783
Cost of revenues — amortization of purchased technology	1,220	1,256	3,976	3,449
Cost of revenues — services	865	629	2,925	1,723
Research and development	12,767	11,097	35,377	32,720
Sales and marketing	13,944	15,317	42,253	45,163
General and administrative	6,109	5,824	18,440	16,627
Amortization of intangible assets	430	464	1,575	1,287
Impairment of purchased technology and intangible assets	—	—	3,263	—

Total costs and operating expenses	43,858	42,281	132,566	122,752

Income (loss) from operations	176	12,947	(4,830)	10,013
Interest and other income, net	2,818	2,431	8,429	6,741

Income before income taxes	2,994	15,378	3,599	16,754
Income tax expense	1,068	7,278	1,032	7,774

Net income	$1,926	$8,100	$2,567	$8,980

Earnings per share:
Basic	$0.03	$0.12	$0.04	$0.13
Diluted	$0.03	$0.12	$0.04	$0.13

Weighted average number of common and common equivalent shares outstanding:
Basic	68,192	67,129	67,805	66,907
Diluted	69,572	68,636	69,298	68,804

(1) Stock-based compensation included in:
Cost of revenues — products	$157	$144	$383	$452
Cost of revenues — services	60	55	146	172
Research and development	1,590	1,695	3,850	5,130
Sales and marketing	1,130	2,126	3,496	6,154
General and administrative	861	869	1,821	2,346

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended September 30,
	2007		2006
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$10,608	24.1%	$9,579	17.3%
Amortization of purchased technology(a)	(1,220)	-2.8%	(1,256)	-2.3%
Stock-based compensation(b)	(217)	-0.5%	(199)	-0.3%

Total cost of revenues — Non-GAAP	$9,171	20.8%	$8,124	14.7%

Operating expenses — GAAP	$33,250	75.5%	$32,702	59.2%
Amortization of intangible assets(a)	(430)	-1.0%	(464)	-0.8%
Stock-based compensation(b)	(3,581)	-8.1%	(4,690)	-8.5%

Operating expenses — Non-GAAP	$29,239	66.4%	$27,548	49.9%

Income from operations — GAAP	$176	0.4%	$12,947	23.4%
Effect of reconciling items(c)	5,448	12.4%	6,609	12.0%

Income from operations — Non-GAAP	$5,624	12.8%	$19,556	35.4%

Income tax expense — GAAP	$1,068	2.4%	$7,278	13.2%
Effect of reconciling items(d)	1,588	3.6%	612	1.1%

Income tax expense — Non-GAAP	$2,656	6.0%	$7,890	14.3%

Net income — GAAP	$1,926	4.4%	$8,100	14.7%
Effect of reconciling items(e)	3,860	8.7%	5,997	10.8%

Net income — Non-GAAP	$5,786	13.1%	$14,097	25.5%

Diluted earnings per share — GAAP	$0.03		$0.12
Effect of reconciling items(f)	0.05		0.09

Diluted earnings per share — Non-GAAP	$0.08		$0.21

(a)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation and the acquisition of G3 Nova Technologies, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b).

(d)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a) and (b).

(e)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b), net of tax.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a) and (b), net of tax, on a diluted per share basis.

IXIA
Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Nine months ended September 30,
	2007		2006
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$33,161	26.0%	$26,955	20.3%
Amortization of purchased technology(a)	(3,976)	-3.1%	(3,449)	-2.6%
Impairment of purchased technology(b)	(1,503)	-1.2%	—	—
Stock-based compensation(c)	(529)	-0.4%	(624)	-0.4%

Total cost of revenues — Non-GAAP	$27,153	21.3%	$22,882	17.3%

Operating expenses — GAAP	$99,405	77.8%	$95,797	72.2%
Amortization of intangible assets(a)	(1,575)	-1.2%	(1,287)	-1.0%
Impairment of intangible assets(b)	(1,760)	-1.4%	—	—
Stock-based compensation(c)	(9,167)	-7.2%	(13,630)	-10.3%

Operating expenses — Non-GAAP	$86,903	68.0%	$80,880	60.9%

(Loss) income from operations — GAAP	$(4,830)	-3.8%	$10,013	7.5%
Effect of reconciling items(d)	18,510	14.5%	18,990	14.3%

Income from operations — Non-GAAP	$13,680	10.7%	$29,003	21.8%

Income tax expense — GAAP	$1,032	0.8%	$7,774	5.9%
Effect of reconciling items(e)	6,563	5.1%	5,273	3.9%

Income tax expense — Non-GAAP	$7,595	5.9%	$13,047	9.8%

Net income — GAAP	$2,567	2.0%	$8,980	6.8%
Effect of reconciling items(f)	11,947	9.4%	13,717	10.3%

Net income — Non-GAAP	$14,514	11.4%	$22,697	17.1%

Diluted earnings per share — GAAP	$0.04		$0.13
Effect of reconciling items(g)	0.17		0.20

Diluted earnings per share — Non-GAAP	$0.21		$0.33

(a)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation and the acquisition of G3 Nova Technologies, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents the impairment of purchased technology of $1.5 million and the impairment of certain intangible assets of $1.8 million related to the acquisition of Communication Machinery Corporation in July 2005 and to the acquisition of the mobile video test product line from Dilithium Networks in January 2006.

(c)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c).

(e)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b) and (c).

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c), net of tax.

(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c), net of tax, on a diluted per share basis.